Exhibit 99.1

TopBuild  (NYSE:BLD), the leading purchaser, installer and distributor of insulation products to the U.S. construction industry, reports strong fourth quarter 2016 results

•	$444.1 Million Total Revenue, up 4.1%
•	$0.57 Diluted Income per Share, $0.59 on an Adjusted Basis, up 13.5%
•	Acquires Two Residential Insulation Installers
o	Four acquisitions completed in the past six months
•	Announces New Share Repurchase Program

Fourth Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended December 31, 2015)

•	Net Sales increased 4.1% to $444.1 million, primarily driven by sales volume growth in both operating segments.
•	On a reported and adjusted basis, gross margin was 23.7%, down 80 basis points and up 60 basis points, respectively.
•	Operating profit was $35.9 million, down 16.4%. On an adjusted basis, operating profit was $37.1 million, a 10.8% improvement.
o	2015 reported fourth quarter operating profit included a $9.9 million non-recurring benefit related to an employee benefit policy change.
•	Operating margin was 8.1%, down 200 basis points. Adjusted operating margin improved 50 basis points to 8.3%.
•

Income from continuing operations was $21.3 million, or $0.57 per diluted share, compared to $59.7 million, or $1.57 per diluted share.  Adjusted income from continuing operations was $22.2 million, or $0.59 per share, compared to $19.8 million, or $0.52 per diluted share, a 13.5% increase.

o

2015 reported fourth quarter income from continuing operations included a non-recurring income tax benefit compared to the normal 38% tax rate of $30.3 million due primarily to the release of a valuation allowance against certain federal and state deferred tax assets and the $9.9 million non-recurring benefit related to an employee benefit policy change.

Jerry Volas, Chief Executive Officer, stated, “This was another strong quarter for TopBuild, with solid revenue and earnings growth and expanded adjusted operating margins in both business segments.  For the full year, we outpaced lagged housing starts, expanded adjusted operating margins 160 basis points and achieved incremental EBITDA margin of 29.4%.”

“Our team remains focused on growing market share and optimizing our operational performance and we expect 2017 to be another year of solid growth for TopBuild.”

Full-Year Financial Highlights

(unless otherwise indicated, comparisons are to the year ended December 31, 2015)

•	Net Sales increased 7.8% to $1.7 billion.
•	On a reported and adjusted basis, gross margin was 23.0%, up 90 basis points and 120 basis points, respectively.
•	Operating profit was $121.6 million, up 45.6%. On an adjusted basis, operating profit was $124.9 million, a 37.7% improvement.
•	Operating margin was 7.0%, up 180 basis points. Adjusted operating margin improved 160 basis points to 7.2%.
•	Income per diluted share from continuing operations was $1.92, down 8.1%. Adjusted income per diluted share from continuing operations was $1.96, a 47.4% increase.

Operating Segment Highlights ($ in 000s)

(comparisons are to the quarter and year ended December 31, 2015)

	3 Months	12 Months		3 Months	12 Months
	Ended	Ended		Ended	Ended
TruTeam	12/31/2016	12/31/2016	Service Partners	12/31/2016	12/31/2016
Sales	$289,244	$1,150,168	Sales	$177,404	$676,672
Change	3.6%	8.8%	Change	4.3%	4.7%

Operating Margin	9.9%	8.4%	Operating Margin	9.2%	8.8%
Change	(30 bps)	320 bps	Change	10 bps	20 bps

Adj. Operating Margin	10.0%	8.6%	Adj. Operating Margin	9.3%	8.9%
Change	320 bps	350 bps	Change	20 bps	20 bps

Acquisitions

In February 2017, the Company completed two acquisitions, EcoFoam/Insulutions and MR Insulfoam.  EcoFoam/Insulutions is a residential and light commercial installation company with locations in Colorado Springs and Denver which generated approximately $23 million of revenue for the twelve months ended December 31, 2016.  MR Insulfoam a residential insulation company with a strong focus on spray foam insulation, is located in Norwalk, Connecticut and had annual revenues of approximately $2 million.

The Company noted that EcoFoam/Insulutions owner, Bobby Cotten, has been in the industry for almost three decades and Mike Angotta, MR Insulfoam’s owner, has 40 years of industry experience.  Both have joined TruTeam’s management team.

These two acquisitions, combined with the previously announced acquisitions of Midwest Fireproofing, a heavy commercial insulation installer, and Valley Insulation, a residential insulation installer, are expected to contribute almost $41 million of annual revenue.

Volas stated, “As we have consistently stated, the top priority of our capital allocation plan is funding acquisitions that expand our residential and commercial footprint and enhance our capabilities.  Over the past year we have built an M&A team focused on the identification of viable partners, due diligence and integration.  Their initial success is evidenced by the completion of four acquisitions over the past six months.  We also have a solid pipeline of prospects we are currently evaluating and expect to close additional acquisitions throughout this year.”

Share Repurchase Program

The Company also announced that its Board of Directors has authorized a new share repurchase program whereby the Company may purchase up to $200 million of its common stock over the next 24 months.  This program replaces the previous one which expires on February 28, 2017.  Repurchases will be made from cash on hand as well as from a portion of the free cash flow expected to be generated from the business during that timeframe.

At quarter end, the Company had cash and cash equivalents of $134.4 million and availability under its revolving credit facility of $75.9 million for total liquidity of $210.3 million.

Volas stated, “Our Board recognizes our financial and operational strengths and understands that we anticipate continuing to generate cash beyond what is required to fund acquisitions, our number one capital allocation priority.  Therefore, to significantly improve the efficiency of the Company’s capital structure, they have approved this $200 million share repurchase program, which we plan to aggressively execute.”

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss fourth quarter and year-end 2016 financial results is scheduled for today, Tuesday, February 28, 2017, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (800) 705-8289.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

A replay of the call will be available on TopBuild’s website. A telephonic replay will be available for one week beginning at 11:00 a.m. Eastern Time.  To access the telephonic replay please dial (800) 633-8284 and enter the passcode: 21823173.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is the leading purchaser, installer and distributor of insulation products to the U.S. construction industry. We provide insulation services nationwide through TruTeamSM, which has over 170 branches and our Service Partners® business distributes insulation from over 70 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

The “adjusted” financial measures presented above are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this news release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “plan” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386-763-8801

(tables follow)

TopBuild Corp.

Consolidated Statements of Operations

(in thousands, except per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net sales	$444,135	$426,471	$1,742,850	$1,616,580
Cost of sales	339,073	321,950	1,342,506	1,258,551
Gross profit	105,062	104,521	400,344	358,029

Selling, general, and administrative expense	69,118	61,524	278,740	274,498
Operating profit	35,944	42,997	121,604	83,531

Other income (expense), net:
Interest expense	(1,293)	(1,571)	(5,608)	(9,465)
Other, net	77	35	277	49
Other expense, net	(1,216)	(1,536)	(5,331)	(9,416)
Income from continuing operations before income taxes	34,728	41,461	116,273	74,115

Income tax (expense) benefit from continuing operations	(13,421)	18,208	(43,667)	5,008
Income from continuing operations	21,307	59,669	72,606	79,123

Income (loss) from discontinued operations, net	—	82	—	(152)
Net income	$21,307	$59,751	$72,606	$78,971

Income (loss) per common share:
Basic:
Income from continuing operations	$0.57	$1.58	$1.93	$2.10
Income (loss) from discontinued operations, net	—	—	—	—
Net income	$0.57	$1.58	$1.93	$2.10

Diluted:
Income from continuing operations	$0.57	$1.57	$1.92	$2.09
Income (loss) from discontinued operations, net	—	—	—	—
Net income	$0.57	$1.57	$1.92	$2.09

TopBuild Corp.

Consolidated Balance Sheets and Other Financial Data

(dollars in thousands)

	As of
	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$134,375	$112,848
Receivables, net of an allowance for doubtful accounts of $3,374 and $3,399 at December 31, 2016 and December 31, 2015, respectively	252,624	235,549
Inventories, net	116,190	118,701
Prepaid expenses and other current assets	23,364	13,263
Total current assets	526,553	480,361

Property and equipment, net	92,760	93,066
Goodwill	1,045,058	1,044,041
Other intangible assets, net	2,656	1,987
Deferred tax assets, net	19,469	20,549
Other assets	3,623	2,245
Total assets	$1,690,119	$1,642,249

LIABILITIES
Current liabilities:
Accounts payable	$241,534	$253,311
Current portion of long-term debt	20,000	15,000
Accrued liabilities	64,399	58,369
Total current liabilities	325,933	326,680

Long-term debt	158,800	178,457
Deferred tax liabilities, net	193,715	181,254
Long-term portion of insurance reserves	38,691	39,655
Other liabilities	433	474
Total liabilities	717,572	726,520

EQUITY	972,547	915,729
Total liabilities and equity	$1,690,119	$1,642,249

	As of December 31,
	2016	2015
Other Financial Data
Working Capital Days
Receivable days	46	45
Inventory days	31	34
Accounts payable days	82	88
Working capital	$127,280	$100,939
Working capital as a percent of sales (LTM)	7.3%	6.2%

TopBuild Corp.
Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
	2016	2015
Net Cash Provided by (Used in) Operating Activities:
Net income	$72,606	$78,971
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,011	12,108
Share-based compensation	7,669	4,651
Loss on sale or abandonment of property and equipment	2,737	2,334
Amortization of debt issuance costs	343	171
Provision for bad debt expense	3,292	4,219
Loss from inventory obsolescence	1,343	1,879
Non-cash employee benefit policy change	—	(9,861)
Deferred income taxes, net	13,540	(16,556)
Changes in certain assets and liabilities:
Receivables, net	(19,953)	(19,591)
Inventories, net	1,370	(13,608)
Prepaid expenses and other current assets	(10,102)	(9,054)
Accounts payable	(11,698)	24,008
Accrued liabilities	3,633	(3,746)
Other, net	(6)	86
Net cash provided by operating activities	76,785	56,011

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(14,156)	(13,644)
Acquisition of a business	(3,476)	—
Proceeds from sale of property and equipment	718	805
Other, net	113	632
Net cash used in investing activities	(16,801)	(12,207)

Cash Flows Provided by (Used in) Financing Activities:
Net transfer from Former Parent	664	72,965
Cash distribution paid to Former Parent	—	(200,000)
Proceeds from issuance of long-term debt	—	200,000
Repayment of long-term debt	(15,000)	(5,000)
Payment of debt issuance costs	—	(1,715)
Taxes withheld and paid on employees' equity awards	(1,825)	(171)
Repurchase of shares of common stock	(22,296)	—
Net cash (used in) provided by financing activities	(38,457)	66,079

Cash and Cash Equivalents
Increase for the period	21,527	109,883
Beginning of year	112,848	2,965
End of period	$134,375	$112,848

Supplemental disclosure of cash paid for:
Cash interest on long-term debt	$4,130	$2,233
Income taxes	39,508	20,992

Supplemental disclosure of noncash investing activities:
Accruals for property and equipment	$387	$583

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	Change	2016	2015	Change
Installation
Sales	$289,244	$279,084	3.6%	$1,150,168	$1,057,553	8.8%

Operating profit, as reported	$28,641	$28,519		$97,140	$55,232
Operating margin, as reported	9.9%	10.2%		8.4%	5.2%

Rationalization charges†	202	308		1,211	4,160
Legal adjustments, net	—	—		—	2,430
Fixed asset disposal (truck mounted devices)	—	—		—	1,690
Employee benefit policy change	—	(9,861)		—	(9,861)
Operating profit, as adjusted	$28,843	$18,966		$98,351	$53,651
Operating margin, as adjusted	10.0%	6.8%		8.6%	5.1%

Distribution
Sales	$177,404	$170,109	4.3%	$676,672	$646,441	4.7%

Operating profit, as reported	$16,238	$15,517		$59,654	$55,700
Operating margin, as reported	9.2%	9.1%		8.8%	8.6%

Rationalization charges	173	—		256	512
Operating profit, as adjusted	$16,411	$15,517		$59,910	$56,212
Operating margin, as adjusted	9.3%	9.1%		8.9%	8.7%

Total
Sales before eliminations	$466,648	$449,193		$1,826,840	$1,703,994
Intercompany eliminations	(22,513)	(22,722)		(83,990)	(87,414)
Net sales after eliminations	$444,135	$426,471	4.1%	$1,742,850	$1,616,580	7.8%

Operating profit, as reported - segment	$44,879	$44,036		$156,794	$110,932
General corporate expense, net	(5,084)	(4,583)		(20,802)	(22,605)
Intercompany eliminations and other adjustments	(3,851)	3,544		(14,388)	(4,796)
Operating profit, as reported	$35,944	$42,997		$121,604	$83,531
Operating margin, as reported	8.1%	10.1%		7.0%	5.2%

Rationalization charges†‡	1,049	308		3,139	4,672
Legal adjustments, net	—	—		—	2,430
Acquisition costs	69	—		124	—
Fixed asset disposal (truck mounted devices)	—	—		—	1,690
Masco general corporate expense, net	—	—		—	13,627
Masco direct corporate expense	—	—		—	5,604
Expected standalone corporate expense	—	—		—	(11,000)
Employee benefit policy change	—	(9,861)		—	(9,861)
Operating profit, as adjusted	$37,062	$33,444		$124,867	$90,693
Operating margin, as adjusted	8.3%	7.8%		7.2%	5.6%

Share-based compensation	1,926	1,500		7,669	4,651
Depreciation and amortization	3,088	3,038		12,011	12,108
EBITDA, as adjusted	$42,076	$37,982		$144,547	$107,452

Sales change period over period	17,664			126,270
EBITDA, as adjusted change period over period	4,094			37,095
EBITDA, as adjusted as percentage of sales change	23.2%			29.4%

† 2015 Rationalization charges included spin-off charges.
‡ 2016 Rationalization charges include corporate level adjustments as well as segment operating adjustments.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Gross Profit and Operating Profit Reconciliations

Net sales	$444,135	$426,471	$1,742,850	$1,616,580

Gross profit, as reported	$105,062	$104,521	$400,344	$358,029

Insurance adjustment	—	—	—	1,000
Employee benefit policy change	—	(6,017)	—	(6,017)
Gross profit, as adjusted	$105,062	$98,504	$400,344	$353,012

Gross margin, as reported	23.7%	24.5%	23.0%	22.1%
Gross margin, as adjusted	23.7%	23.1%	23.0%	21.8%

Operating profit, as reported	$35,944	$42,997	$121,604	$83,531

Rationalization charges†	1,049	308	3,139	4,672
Acquisition costs	69	—	124	—
Legal adjustments, net	—	—	—	2,430
Fixed asset disposal (truck mounted device)	—	—	—	1,690
Masco general corporate expense, net	—	—	—	13,627
Masco direct corporate expense	—	—	—	5,604
Expected standalone corporate expense	—	—	—	(11,000)
Employee benefit policy change	—	(9,861)	—	(9,861)
Operating profit, as adjusted	$37,062	$33,444	$124,867	$90,693

Operating margin, as reported	8.1%	10.1%	7.0%	5.2%
Operating margin, as adjusted	8.3%	7.8%	7.2%	5.6%

Income Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$34,728	$41,461	$116,273	$74,115

Rationalization charges†	1,049	308	3,139	4,672
Acquisition costs	69	—	124	—
Legal adjustments, net	—	—	—	2,430
Fixed asset disposal (truck mounted device)	—	—	—	1,690
Masco general corporate expense, net	—	—	—	13,627
Masco direct corporate expense	—	—	—	5,604
Expected standalone corporate expense	—	—	—	(11,000)
Employee benefit policy change	—	(9,861)	—	(9,861)
Income from continuing operations before income taxes, as adjusted	35,846	31,908	119,536	81,277

Tax rate at 38% rate	(13,621)	(12,125)	(45,424)	(30,885)
Income from continuing operations, as adjusted	$22,225	$19,783	$74,112	$50,392

Income per common share, as adjusted	$0.59	$0.52	$1.96	$1.33

Average diluted common shares outstanding	37,644,065	37,910,642	37,867,212	37,780,875

† 2015 Rationalization charges included spin-off charges.